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                                                                    Exhibit 10.2


                                PLEDGE AGREEMENT

This Agreement is executed effective October 13, 1998 between SVI HOLDINGS, INC., a Nevada corporation, having an address for notices at 7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037 ("SVI" or "Pledgee") and SOFTLINE LIMITED, a South African corporation, having an address for notices at 16 Commerce Crescent, Eastgate Extension 13, Sandton 2144, South Africa ("Pledgor"), who agree as follows:

         1. RECITAL. This Agreement is made with reference to the following recital of essential facts:

               1.a. Pledgor has executed a Promissory Note dated October 13, 1998 in the amount of $5,215,500.00 (the "Note") in favor of Pledgee.

               1.b. In order to secure Pledgor's payment obligations under the Note, Pledgor has agreed to pledge to Pledgee one million (1,000,000) shares of common stock (the "Shares") held by Pledgor in SVI.

         2. GRANT OF SECURITY INTEREST. To secure Pledgor's payment obligations to Pledgee under the Note, Pledgor pledges, assigns and grants to Pledgee a security interest in (a) the Shares and (b) all stock or cash dividends, substitutions, and shares issued pursuant to any merger or reorganization, or any other proceeds of such Shares as defined in Section 9306 of the California Uniform Commercial Code.

         3. DELIVERY OF SHARES. Upon Pledgor's execution of this Pledge Agreement, Pledgor shall concurrently validly endorse the share certificate(s) evidencing the Shares in blank and deliver such certificate(s) to Norman L. Smith, Esq., of Solomon Ward Seidenwurm & Smith (the "Pledgeholder"). Pledgeholder shall retain such certificate(s) to secure Pledgor's obligations to Pledgee under this Agreement.

         4. TERMS OF PLEDGE. The Shares shall be held by Pledgeholder in pledge subject to the terms and conditions of this Agreement. As long as no default exists as described in Paragraph 8 below, Pledgor shall have the right at all times to vote such Shares on any and all matters. Pledgor and Pledgee shall indemnify Pledgeholder and hold him harmless from any loss, expense or damage he may incur by virtue of his role as Pledgeholder, except for any breach of duty or negligence of Pledgeholder.

         5. PLEDGOR'S REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that the following are true and accurate:

                  5.1. LEGAL POWER, RIGHT AND AUTHORITY. As of the date of this Agreement, Pledgor has the legal power, right and authority to enter into this Agreement.

                  5.2. ACTION. As of the date of this Agreement, all requisite corporate actions have been taken by Pledgor in connection with entering into this Agreement and the consummation of the transactions contemplated by this Agreement.





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                  5.3. INDIVIDUAL EXECUTING. The individual executing this
Agreement on behalf of Pledgor has the legal power, right, and actual authority to bind Pledgor to the terms and conditions of this Agreement.

                  5.4. GOVERNMENTAL APPROVAL. Pledgor has obtained all permits, approvals, licenses and other governmental consent necessary or desirable in connection with the loan evidenced by the Note and the repayment of all indebtedness evidenced by this Note. Such representation and warranty regarding permits, approvals, licenses and governmental consent is intended to include, without limitation, all necessary approval by the South African Exchange Control to repay the principal and accrued interest on the Note on or before December 29, 1998.

                  5.5. NO CONFLICT. The loan evidenced by the Note does not violate or breach any agreement, license, permit, judgment, decree, order, statute, ordinance, rule or regulation to which maker, or any of its assets are subject or bound. Maker is not subject to any agreement, license, permit, judgment, decree, order, statute, ordinance, rule or regulation that would impair the power of Maker to enter into and carry out the undertakings required under the Note. The Note does not violate, conflict with, result in the breach of, or constitute a default under any Applicable Laws. The term "Applicable Laws" means all applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings, orders, ordinances and other laws of the State of California, the United States of America, and South Africa.

         6. NEGATIVE COVENANTS. Until all obligations secured by this Pledge Agreement shall have been fully and finally performed, Pledgor shall not without the prior written consent of Pledgee: (a) create or suffer to exist any further security interest in the Shares; or (b) sell or otherwise dispose of the Shares.

         7. AFFIRMATIVE COVENANTS. Until all obligations secured by this Agreement shall have been fully and finally performed, Pledgor shall pay when due all taxes, assessments, and liens, if any, upon the Shares. Pledgor may withhold any such payment or may elect to contest any lien if Pledgor is in good faith conducting appropriate proceedings to contest the obligation to pay, so long as Pledgee's interest in the Shares is not jeopardized. In any such contest, Pledgor shall represent itself and Pledgee and shall satisfy any final adverse judgment before enforcement against the Shares. Pledgor shall name Pledgee as an additional obligee under any surety bond furnished in the contest proceedings.

         8. EVENTS OF DEFAULT. Pledgor shall be in default under this Agreement upon the occurrence of any of the following events:

               8.a. Pledgor's breach of this Agreement, which breach is not cured within 5 days of written notice to Pledgor of such breach.

               8.b. Any amount due under the Note is not received by Pledgee on its due date.

               8.c. Any actual or attempted disposition of the Shares in violation of this Agreement.





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               8.d. The making by Pledgor of any general arrangement or
assignment for the benefit of creditors; Pledgor becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute or similar statute or law in South Africa (unless, in the case of a petition filed against Pledgor, such petition is dismissed within 30 days after its original filing); the appointing of a trustee or receiver to take possession of substantially all of Pledgor's assets (unless possession is restored to Pledgor within 30 days after such taking); or the attachment, execution or judicial seizure of substantially all of Pledgor's assets (unless such attachment, execution or judicial seizure is discharged within 30 days after such attachment, execution or judicial seizure).

         9. RIGHTS OF PLEDGEE UPON DEFAULT. Should a default occur under Paragraph 8 above (a "Default"), Pledgee shall give Pledgeholder written notice and full details of such Default. Immediately following the receipt of such written notice of Default, Pledgeholder may exercise any of the following remedies with regard to the Shares on behalf of Pledgee:

               9.a. Vote, grant proxies, attend shareholder meetings, nominate and elect directors, receive dividends and other distributions to shareholders, and otherwise exercise any rights attributable to the Shares.

               9.b. Cause the Shares to be transferred to Pledgee on the books of Pledgor, in accordance with the stock transfer form executed by Pledgor in connection with the delivery of the Shares.

               9.c. Cause the Shares to be sold at public or private sale (a "Sale"). Proceeds from such Sale, net of reasonable expenses of sale including attorney's fees and legal expenses incurred by the Pledgeholder, sufficient to cure the Default, shall be forwarded to Pledgee. Any proceeds in excess of the amount sufficient to cure the Default shall be immediately forwarded to Pledgor. If Pledgee instructs Pledgeholder to sell the Shares and if the net proceeds of such Sale are insufficient to cure the Default, Pledgee may exercise any other rights and remedies afforded to secured parties under the California Uniform Commercial Code, or otherwise in law or equity. All such rights and remedies shall be cumulative and may be exercised singularly or concurrently.

                    Notwithstanding the foregoing, Pledgee acknowledges that in the event of a non-monetary default described in Paragraph 8.1 above, Pledgee must liquidate its damages by a judicial determination before the Sale shall occur. Notwithstanding the foregoing, if Pledgor cures any Default prior to the Sale, Pledgeholder shall cause the Sale not to occur.

         10. CONFLICTING DEMANDS. If conflicting demands are made upon Pledgeholder, he shall have the right (a) to file an action in interpleader with a court of competent jurisdiction, and (b) to be reimbursed by Pledgor and/or Pledgee for any and all costs, expenses and attorneys' fees reasonably incurred in connection with such action as determined by such court, except to the extent of any breach of duty or negligence of Pledgeholder.

         11. RETURN OF SHARES/NOTE. Upon Pledgor's performance of all of its obligations under this Agreement and the Note, Pledgeholder shall return the Shares to Pledgor and the Note marked "PAID."

         12. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants to Pledgee that except for the security interest created by this Agreement, no person or entity has any right, title, interest, or claim in or to the Shares or any part of the Shares.





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         13. GOVERNING LAW. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles.

         14. FURTHER ASSURANCES. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

         15. VENUE AND JURISDICTION. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document.

         17. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

         18. ATTORNEY'S FEES. The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

         19. MODIFICATION. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

         20. HEADINGS. The paragraph headings in this Agreement: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

         21. PRIOR UNDERSTANDINGS. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.





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         22. INTERPRETATION. Whenever the context so requires in this Agreement, all words used in the singular may include the plural (and vice versa) and the word "person" includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms "includes" and "including" do not imply any limitation. For purposes of this Agreement, the term "day" means any calendar day and the term "business day" means any calendar day other than a Saturday, Sunday or any other day designated as a holiday under California Government Code Sections 6700-6701. Any act permitted or required to be performed under this Agreement upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed. No remedy or election under this Agreement is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

         23. PARTIAL INVALIDITY. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability unless such provision or the application of such provision is essential to this Agreement.

         24. SUCCESSORS-IN-INTEREST AND ASSIGNS. Pledgor may not voluntarily or by operation of law assign, hypothecate, delegate or otherwise transfer or encumber all or any part of its rights, duties or other interests in this Agreement without the prior written consent of Pledgee, which consent may be withheld in Pledgee's sole and absolute discretion. Any such transfer in violation of this paragraph is void. Subject to the foregoing and any other restrictions on transferability contained in this Agreement, this Agreement is binding upon and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement.

         25. NOTICES. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at its address as set forth above in the introductory Paragraph of this Agreement. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Any party to this Agreement may give a notice of a change of its address to the other party(ies) to this Agreement. Notice to Pledgeholder shall be to Norman L. Smith, Esq., Solomon Ward Seidenwurm & Smith, 401 B Street, Suite 1200, San Diego, CA 92101.

         26. WAIVER. Any waiver of a default or provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.





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         27. DRAFTING AMBIGUITIES. Each party to this Agreement and its legal counsel have reviewed and revised this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

         28. SURVIVAL. The covenants, conditions, representations and warranties of this Agreement shall survive the execution of this Agreement.


                      SVI HOLDINGS, INC., a Nevada corporation


                      By: /s Barry M. Schechter
                          --------------------------------

                      SOFTLINE LIMITED, a South African corporation


                      By: /s/ Steven Cohen
                          --------------------------------


                      I ACCEPT THE OBLIGATIONS IMPOSED UPON ME UNDER THIS PLEDGE
                      AGREEMENT:



                      -----------------------------------------
                      Norman L. Smith, Esq., Pledgeholder